Exhibit 99.1

                   Four Oaks Bank & Trust Company to
                   Acquire LongLeaf Community Bank

      Acquisition Would Result in Expansion into Two New Markets


    FOUR OAKS, N.C. & ROCKINGHAM, N.C.--(BUSINESS WIRE)--Dec. 10, 2007--Four Oaks Fincorp, Inc. (OTCBB:FOFN), the holding company for Four Oaks Bank & Trust Company ("Four Oaks"), and LongLeaf Community Bank ("LongLeaf") today announced the signing of a definitive merger agreement providing for the merger of LongLeaf into Four Oaks. The transaction price is fixed at $16.50 per share of LongLeaf's common stock, representing a total transaction value of approximately $13.4 million.

    Under the terms of the agreement, LongLeaf's shareholders will receive shares of Four Oak's common stock, cash or a combination thereof, subject to limitations. The transaction has been approved by the boards of directors of both companies. It is subject to the approval of LongLeaf's shareholders and regulatory agencies, as well as to other customary conditions of closing.

    LongLeaf is headquartered in Rockingham, North Carolina and has total assets of approximately $57.6 million and total deposits of approximately $46.9 million. It operates one full-service banking office in Rockingham and another in Southern Pines, which will be new markets for Four Oaks Bank.

    In announcing the transaction, Ayden R. Lee, Jr., Four Oaks' Chairman, President and Chief Executive Officer said, "LongLeaf's markets are a natural extension of our service area and their core values are closely aligned with our own. In many ways LongLeaf reminds us of our own bank just a few years ago." He added, "We expect that their customers and associates will blend seamlessly into the Four Oaks Bank culture. We share a commitment to the communities we serve through our continuous involvement in community projects and by offering competitive banking products and services."

    "We believe this partnership will provide excellent opportunities for everyone involved," said John W. Bullard, President and Chief Executive Officer of LongLeaf. "Our customers will have more locations for their convenience and more products to fit their financial needs. Likewise, our employees will now work for a larger organization with additional career growth potential and our shareholders will have the ability to receive stock in what we believe is one of the best performing community banks in the state."

    "We anticipate employing as many LongLeaf employees as possible in order to maintain the level of service the bank's customers expect and deserve," said Mr. Lee. "While John Bullard is retiring from the bank after the merger, we are pleased he will become a member of the Four Oaks family as a member of our bank's board of directors and as a consultant. We also are excited to announce that Butch Farrah, formerly the Chief Operating Officer at LongLeaf will head the Rockingham office as City Executive. LongLeaf's management team has extensive banking expertise and a deep knowledge of the communities they serve. We believe they will provide the leadership we need and make valuable contributions to our success."

    The transaction is expected to close during the second quarter of 2008 and to be accretive to Four Oaks' earnings in 2009.

    About Four Oaks

    Four Oaks Bank began business as Bank of Four Oaks in June of 1912 in Four Oaks, Johnston County, North Carolina. The bank operated as a unit bank until 1986 when its Clayton, North Carolina branch opened. Presently, there are 13 branches, 14 ATMs and one loan production office operating in 6 counties. Four Oaks Bank has the highest market share of all banks in Johnston County as of June 30, 2007. As of September 30, 2007, Four Oaks Fincorp, Inc. had assets of $683.1 million, loans of $507.0 million, deposits of $514.3 million, and shareholders' equity of $53.8 million. In addition, Four Oaks Fincorp, Inc. had 6.2 million shares outstanding, which are traded on the OTC Bulletin Board under the symbol FOFN and a market capitalization of $98.9 million.

    Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the possibility that fewer than the required number of LongLeaf shareholders vote to approve the merger; the occurrence of events that would have a material adverse effect on LongLeaf or Four Oaks Bank as described in the merger agreement, including the risk of adverse operating results, delays in obtaining or failure to receive required regulatory approvals; the risk that the merger agreement could be terminated under circumstances that would require LongLeaf to pay a termination fee of $350,000 to Four Oaks prior to terminating the Agreement and an additional $350,000 if certain transactions are consummated within 12 months after such termination; the risk that the merger will not be consummated; the actual operations of the acquired branches after the acquisition; the ability of Four Oaks Bank to integrate the operations of LongLeaf into its operations; and other uncertainties arising in connection with the proposed merger. Additional factors that could cause actual results to differ materially are discussed in documents filed with the Securities and Exchange Commission by Four Oaks from time to time, including without limitation Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Four Oaks does not undertake a duty to update any forward-looking statements in this press release.

    THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. The proposed transaction will be submitted to LongLeaf's shareholders for their consideration. The parties will file a registration statement, a proxy statement/prospectus, and other relevant documents concerning the proposed transaction with the SEC and FDIC. SHAREHOLDERS OF LONGLEAF ARE NOT BEING ASKED TO TAKE ANY ACTION AT THIS TIME BUT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND FDIC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the parties, at the SEC's Website (http://www.sec.gov). Information about Longleaf is available in the public filings it makes with the Federal Deposit Insurance Corporation
(FDIC), which are available for inspection at the offices of the FDIC's Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. One may also obtain copies of Longleaf's reports by calling the FDIC's Accounting and Securities Disclosure Section at (202) 898-8913, by facsimile at
(202) 898-8505, or by email at mfields@fdic.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Nancy Wise, Four Oaks Fincorp, Inc., 6114 U.S. 301 South, Four Oaks, North Carolina 27524, (919) 963-2177.
In addition, copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to Sandy Hunsucker, LongLeaf Community Bank, P.O. Box 1208, Rockingham, North Carolina 28380, (910) 895-1208.

    Each of the parties and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LongLeaf, in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company's common stock is set forth in the proxy statement, dated April 2, 2007, for the Company's 2007 annual meeting of shareholders held on April 23, 2007, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of LongLeaf and their ownership of LongLeaf common stock is set forth in the proxy statement, dated April 12, 2007, for LongLeaf's 2007 annual meeting of shareholders held on May 10, 2007 as filed with the FDIC on Schedule 14A. Additional information regarding the interests of LongLeaf's directors and officers may be obtained by reading the proxy statement/prospectus when it becomes available.


    CONTACT: Four Oaks Fincorp, Inc.
             Nancy Wise, 919-963-2177
             or
             LongLeaf Community Bank
             Sandy Hunsucker, 910-895-1208